UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2004

Volume Services America Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31904 (Commission File Number)	13-3870167 (IRS Employer Identification No.)

201 East Broad Street, Spartanburg, SC (Address of principal executive offices)	29306 (Zip Code)

     Registrant’s telephone number, including area code (864) 598-8600

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EX-99.1: PRESS RELEASE

Form 8-K, Current Report

Item 5. Other Events and Required FD Disclosure.

     On August 9, 2004, Centerplate, the trade name for Volume Services America Holdings, Inc.’s operating businesses (the “Company”), and a leading provider of catering, concessions, merchandise and facilities management services, issued a press release announcing the date of a Special Meeting of security holders to consider and elect additional directors and vote on other corporate organizational matters. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004	Volume Services America Holdings, Inc.
	By:	/s/ Kenneth R. Frick
		Name:	Kenneth R. Frick
		Title:	Executive Vice President and Chief Financial Officer